Dupont Direct Financial Holdings, Inc.
                                   42 Broadway
                               New York, NY 10004

                              For Immediate Release

                  DIRX Elevates Parsons From Acting CEO to CEO

New  York,  NY  -June  16,  2003--  Dupont  Direct  Financial   Holdings,   Inc.
(OTCBB:DIRX),

The directors of Dupont Direct Financial Holdings, Inc. today made permanent the interim appointment of David W. Parsons to the offices of Chairman and Chief Executive Officer following the death, last week, of Randy M. Strausberg. Mr. Strausberg had been on medical leave since late 2002.

Mr. Parsons said, "We will miss greatly Randy's guidance and capable management. He was more than my partner; he was my friend. I am greatly humbled at the prospect of trying to fulfill Randy's aspirations and ambitions for our company. Our success in these endeavors will provide his most fitting tribute. We extend our deepest condolences to his loving family."

Certain statements contained herein constitute "forward-looking statements' within the meaning of the Private Securities Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, changes in the markets for the Company's products and services, regulatory and economic factors, economic cyclicality, competition, litigation, client or customer arrangements that may expand or contract, adverse weather conditions, possible technological advances or obsolescence in existing or future products or services, the variability in the value of the Company's securities inventory products, customer concentration and other risks detailed in the Company's other periodic reports filed with the United States Securities and Exchange Commission (SEC or Commission). The works "believe," "expect," "anticipate," "may," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.


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Contact:
Dupont Direct Financial Holdings, Inc.
Jon Bloomberg
(917) 320-4800



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